Exhibit 107

Calculation of Filing Fee Table

S-8

(Form Type)

Nuburu, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

	Equity	Common stock, par value $0.0001 per share, pursuant to the 2022 Equity Incentive Plan(2)	Other	4,153,801	$2.74(3)	$11,381,414.74	$110.20 per $1,000,000	$1,254.24

	Equity	Common stock, par value $0.0001 per share, pursuant to the 2022 Equity Incentive Plan(4)	Other	115,765	$2.74(3)	$317,196.10	$110.20 per $1,000,000	$34.96

	Equity	Common stock, par value $0.0001 per share, pursuant to the 2022 Employee Stock Purchase Plan(5)	Other	415,380	$2.33(6)	$967,420.02	$110.20 per $1,000,000	$106.61

	Equity	Common stock, par value $0.0001 per share, pursuant to stock options outstanding under the 2015 Equity Incentive Plan(7)	Other	3,099,772	$4.35(8)	$13,484,008.20	$110.20 per $1,000,000	$1,485.94

	Equity	Common stock, par value $0.0001 per share, pursuant to restricted stock units outstanding under the 2015 Equity Incentive Plan(7)	Other	27,312	$2.74(3)	$74,834.88	$110.20 per $1,000,000	$8.25

Fees Previously Paid

	Total Offering Amounts					$26,224,873.94		$2,890.00

	Total Fees Previously Paid							—

	Total Fee Offsets							$2,890.00

	Net Fee Due							$0.00
(1)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable.

(2)	Represents 4,153,801 shares of Common Stock reserved for issuance under the Nuburu, Inc. 2022 Equity Incentive Plan (the “2022 Plan”).

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Common Stock on the NYSE American as reported on April 3, 2023, which was approximately $2.74 per share.

(4)

Represents 115,765 shares of Common Stock reserved for issuance under the 2022 Plan because shares of Common Stock underlying options or other awards (the “Assumed Awards”) issued upon conversion of existing options or other awards outstanding under the Nuburu, Inc. 2015 Equity Incentive Plan, as amended (the “2015 Plan”), immediately prior to the consummation of the transactions contemplated by that certain Business Combination Agreement, dated August 5, 2022, by and among the Registrant (formerly known as Tailwind Acquisition Corp.), Nuburu Subsidiary, Inc. (formerly known as Nuburu, Inc.), and Compass Merger Sub Inc. (the “Business Combination Agreement”), that were assumed in the business combination pursuant to the Business Combination Agreement and that on or after the effectiveness of the 2022 Plan were terminated without being exercised in full, were tendered to or withheld by the Registrant to satisfy exercise price or tax withholding obligations, or were forfeited to or repurchased by the Registrant due to failure to vest. The number of additional shares that may be added to the 2022 Plan from Assumed Awards due to any of the foregoing is 3,127,084. See footnote (7) below.

(5)	Represents 415,380 shares of Common Stock reserved for issuance under the Nuburu, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”).

(6)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on 85% of the average of the high and low prices of Common Stock on the NYSE American as reported on April 3, 2023, which was approximately $2.33 per share. Pursuant to the 2022 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of (a) the fair market value of a share of Common Stock on the first trading day of the offering period or (b) the fair market value of a share of Common Stock on the exercise date.

(7)

Represents 3,127,084 shares of Common Stock reserved for issuance upon the exercise of Assumed Awards outstanding under the 2015 Plan, which are being offered for resale by the selling stockholders named in the prospectus included in and filed with this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act. To the extent that, on or after the effectiveness of the 2022 Plan, any shares subject to Assumed Awards expire or otherwise terminate without being exercised or issued in full, are tendered to or withheld by the Registrant to satisfy exercise price or tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest, the shares of Common Stock subject to such awards will become available for issuance under the 2022 Plan. See footnote (4) above.

(8)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $4.35 per share represents the weighted average exercise price per share of outstanding stock option awards under the 2015 Plan.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Nuburu, Inc.	S-4	333-254729(1)	March 25, 2021		$2,890.00	Equity	Class A Common Stock, par value $0.0001 per share	85,500,000	$870,390,000

Fee Offset Sources	Nuburu, Inc.	S-4	333-254729(1)		March 25, 2021						$2,890.00
(1)

The Registrant paid a registration fee of $94,959.55 in connection with the registration of 85,500,000 shares of Class A Common Stock, par value $0.0001 per share, registered under the Registration Statement on Form S-4, filed on March 25, 2021 (File No. 333-254729) (the “Prior S-4”). The Prior S-4 was not declared effective, and no securities were sold thereunder. The Prior S-4 was withdrawn by filing a Form RW on August 23, 2021. The Registrant previously registered (i) the issuance of up to 47,400,314 shares of Common Stock and up to 6,200,152 shares of Series A preferred stock, par value $0.0001 per share (“Preferred Stock”), pursuant to a Registration Statement on Form S-4, filed on September 13, 2022 (File No. 333-267403) (as amended, the “Business Combination S-4”), (ii) (A) the issuance of up to 16,710,785 shares of Common Stock and (B) the resale of up to 36,629,724 shares of Common Stock and up to 2,235,279 shares of Preferred Stock pursuant to a Registration Statement on Form S-1, filed on February 7, 2023 (File No. 333-269610) (the “Resale S-1”), and (iii) the resale of up to 15,600,000 shares of Common Stock pursuant to a Registration Statement on Form S-1, filed on March 31, 2023 (File No. 333-271046) (the “Lincoln Park S-1” and, together with the Resale S-1, the “Prior S-1s”). In connection with the filing of the Business Combination S-4 and the Prior S-1s, the Registrant made fee payments in the amount of $32,509.89, $52,356.92 and 6,601.43, respectively, which were offset by the fees paid in connection with the Prior S-4. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this Registration Statement was offset by $2,890.00 representing $2,890.00 of the $94,959.55 fee paid in connection with the Prior S-4. A total amount of $601.31 remains available for future setoff pursuant to Rule 457(p).